  Exhibit 99.1

Super League Gaming Sees Dramatic Surge in Users, Community Engagement, and Hours of Gameplay Across Multiple Platforms

Santa Monica, Calif. - (April 07, 2020) - Super League Gaming (Nasdaq: SLGG), a global leader in competitive video gaming and esports entertainment for everyday players around the world, has recently experienced a sharp, significant increase in new users, gamer engagement, and gameplay hours across all platforms. During this time of social distancing and mandatory shelter in place orders, passionate video gamers around the world are seeking to connect with others around the games they love.

“Over the past two months, particularly with all live sports at a standstill, we have seen a major uptick in those seeking a competitive outlet turning to esports and other online gaming communities to fill the void,” said Ann Hand, Chairman and CEO of Super League Gaming. “We have seen dramatic increases across the board, not only in registered users, but in the total number of gameplay hours spent across the Super League network of platforms. This tells us what we’ve known all along - competitive gamers want to connect with each other online. These increases are accelerating our growth plans, are increasing our forms of monetization, and should eventually lead to increases in our revenue. Now, more than ever, gaming is proving itself to be fairly recession-proof. In times of belt-tightening, it is the smaller affordable luxuries that endure.”

To date, these significant increases include:

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The number of new registered users grew 20% in March, versus the typical 6% - 7% in the prior months;

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Minehut, Super League’s Minecraft community, saw 550,000 unique players in March, 300,000 of those between March 16-31, and is currently on pace to see over 600,000 in the month of April;

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There have been roughly nine million hours of gameplay, including five million in March alone, in the first quarter of 2020, compared to 15 million total gameplay hours across Super League’s platform in all of 2019;

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Super League’s Instagram and Tik Tok channels saw a record level of viewership in March with over 30 million views across both;

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Framerate, Super League’s social video network had the highest number of views and the highest follower growth rates within the Gaming Media category on Instagram, according to data from Tubular Labs.

“In these challenging times, video gaming is in a unique position to fulfill a critical need in a world where in-person interaction is being drastically limited, said Mark Jung, Super League Board Member, founder of IGN Entertainment, and former COO of FOX Digital. “As a result, we are seeing unprecedented growth in traffic as we provide a much-needed social outlet for families and friends who can participate in competitive and community experiences while safely sheltering at home.”
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About Super League Gaming
Super League Gaming, Inc. (Nasdaq: SLGG) is a leading esports community and content platform for competitive, everyday gamers, fans and friends of all ages and skill levels. With a focus on positive and inclusive gameplay, Super League enables players to experience their sport like the pros while also developing sportsmanship, communication and team-building skills. Powered by a proprietary technology platform, Super League operates physical and digital experiences in partnership with publishers of top-tier games. Local movie theatres, PC cafes, restaurant and entertainment venues are transformed into esports arenas where gamers compete, socialize, spectate and celebrate the amateur esports lifestyle. Super League’s platform offers unique amateur esports experiences that not only ratchet up the competition for avid gamers, but also attract audiences with elite amateur broadcasts that transform physical venues as well as fuel SuperLeagueTV’s Twitch and YouTube channels.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended March 31, 2020, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Media Contact:
Gillian Sheldon
Super League Gaming
gillian.sheldon@superleague.com

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
SLG@gatewayir.com